Exhibit 5.2

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com
FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
March 6, 2015	Century City	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Düsseldorf	San Diego
GSI Group Inc.	Frankfurt	San Francisco
125 Middlesex Turnpike	Hamburg	Shanghai
Bedford, Massachusetts 01730	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tokyo
	Los Angeles	Washington, D.C.
Madrid

Re:	Registration Statement on Form S-3; $250,000,000 Aggregate Offering Price of Securities of GSI Group Inc.

Ladies and Gentlemen:

We have acted as special counsel to GSI Group Inc., a New Brunswick corporation (the “Company”), in connection with the Company’s filing on March 6, 2015, with the Securities and Exchange Commission (the “Commission”), of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as well as the prospectus contained in the Registration Statement (the “Prospectus”), which may be supplemented from time to time by one or more prospectus supplements (each a “Prospectus Supplement”). The Registration Statement and Prospectus pertain to the registration of up to $250,000,000 in aggregate offering price of (i) common shares, no par value, of the Company (the “Common Shares”), and (ii) one or more series of debt securities (the “Debt Securities”), certain series of which may be exchangeable for and/or convertible into Common Shares, pursuant to an indenture to be entered into between the Company and a financial institution to be identified therein, as trustee, in the form filed as Exhibit 4.3 to the Registration Statement, as supplemented by any supplemental indenture or indentures (collectively, the “Indenture”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement other than as expressly stated herein with respect to the issuance of the Debt Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state or province. Various issues pertaining to New Brunswick law, including the validity of the Common

March 6, 2015

Shares, are addressed in the opinion of Stewart McKelvey, special New Brunswick counsel to the Company. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular Debt Security has been duly established in accordance with such Indenture and authorized by all necessary corporate action of the Company and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and related Prospectus Supplement(s) and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a Debt Security denominated in anything other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Indenture and Debt Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

March 6, 2015

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP